                                                                     Exhibit 3.2



3.2 AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE REGISTRANT DATED JUNE 25, 1997

                               THE STATE OF OHIO

                                    BOB TAFT
                               SECRETARY OF STATE

                                     684430


                                  CERTIFICATE

IT IS HEREBY CERTIFIED THAT THE SECRETARY OF STATE OF OHIO HAS CUSTODY OF THE RECORDS OF INCORPORATION AND MISCELLANEOUS FILINGS; THAT SAID RECORDS SHOW THE FILING AND RECORDING OF: AMD INC.

                                                                             OF:

     SECOND BANCORP, INCORPORATED

   UNITED STATES OF AMERICA
        STATE OF OHIO
OFFICE OF THE SECRETARY OF STATE

[SEAL]


Recorded on Roll 5937 at Frame 0597 of
the Records of Incorporation and Miscellaneous Filings.

WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE AT
COLUMBUS, OHIO, THIS 25TH DAY OF JUNE, A.D. 1997.


/s/ BOB TAFT
----------------------
    BOB TAFT
    Secretary of State

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                                   05937-0597

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                        OF SECOND BANCORP, INCORPORATED

                         Ohio Incorporation No. 684430

                                     684430
                                    APPROVED
                                     BY EJS
                                  DATE 6-25-97
                                 AMOUNT $17,535
                                  97062547701

     Alan G. Brant, President, and Christopher Stanitz, Secretary of Second Bancorp, Incorporated (hereinafter referred to as "Second Bancorp"), do hereby certify that at a duly called meeting of shareholders of Second Bancorp, Incorporated, on May 13, 1997, the following resolution was adopted by majority vote of the shareholders:

                    RESOLVED, that Article fourth of the Articles of
               Incorporation of Second Bancorp, Incorporated, be amended by deleting the present Article Fourth and substituting therefor the following:

                                "ARTICLE FOURTH"

               The maximum number of capital shares which this Corporation is authorized to issue or to have outstanding at any time shall be twenty million (20,000,000) shares, all of which shall be common shares. The shares will have no par value stated. The Board of Directors of the Corporation is hereby empowered to issue from time to time shares of its capital shares, whether now or hereafter authorized. No holders of any class of shares of the Corporation shall have any preeemptive rights to purchase or to have offered to them for purchase any shares or other securities of the Corporation."

     IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 30th day of June, 1997.

Signed and acknowledged                      SECOND BANCORP, INCORPORATED
in the presence of:

/s/ LINDA D. HUMENIK                         By: /s/ ALAN G. BRANT
----------------------------                     ----------------------------
                                                     Alan G. Brant, President


/s/ JENNIFER J. JIMINEZ                      Attest: /s/ CHRISTOPHER STANITZ
----------------------------                         ------------------------
                                                         Christopher Stanitz,
                                                         Secretary